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Beverly Hills Private Client Services
9600 Santa Monica Blvd.
Beverly Hills, CA 90210

                           February 11, 1998

Michael J. Dubelko
1125 Tower Road
Beverly Hills, CA 90210

Dear Mr. Dubelko:

     This letter is to confirm that Wells Fargo Bank, National Association ("Bank"), subject to all terms and conditions contained herein, has agreed to make available to Michael J. Dubelko ("Borrower") a commitment under which Bank will issue standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit") from time to time up to and including February 15, 1999, not to exceed at any time the maximum principal amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) ("Letter of Credit Line").

I.   CREDIT TERMS:

     1.   LETTER OF CREDIT LINE:

     (a) LETTERS OF CREDIT. Letters of Credit shall be issued under the Letter of Credit Line to guaranty delivery of goods to DVD Express, Inc. by its suppliers; provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate of all undrawn amounts, and all amounts drawn and unreimbursed, under any Letters of Credit issued by Bank under the Letter of Credit Line shall not at any time exceed the maximum principal amount available thereunder, as set forth above. Each Letter of Credit shall be issued for a term not to exceed 365 days, as designated by Borrower; provided, however, that no Letter of Credit shall have an expiration date subsequent to February 15, 2000. Each Letter of Credit shall be subject to the additional terms of the Application and Agreement for Standby Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements").

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Michael J. Dubelko
February 11, 1998
Page 2

     (b) REPAYMENT OF DRAFTS. Each draft paid by Bank under any Letter of Credit shall be repaid by Borrower in accordance with the provisions of the applicable Letter of Credit Agreement.

II.  INTEREST/FEES:

     1. INTEREST. The amount of each draft paid by Bank under any Letter of Credit shall bear interest from the date such draft is paid by Bank to the date such amount is fully repaid by Borrower at a rate per annum three quarters of one percent (0.75%) above the Prime Rate in effect from time to time.

     2. COMPUTATION AND PAYMENT. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Letter of Credit Agreement.

     3. LETTER OF CREDIT FEES. Borrower shall pay to Bank (a) fees upon the issuance of each Letter of Credit equal to one and one half of one percent (1.5%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (b) fees upon the payment or negotiation by Bank of each draft under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

III. REPRESENTATIONS AND WARRANTIES:

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this letter and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this letter.

     1. LEGAL STATUS. Borrower is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     2. AUTHORIZATION AND VALIDITY. This letter, Letter of Credit Agreement, and each other document, contract or instrument deemed necessary by Bank to evidence any extension of credit to Borrower pursuant to the terms and conditions hereof, or now or at any time hereafter required by or delivered to Bank in connection with this letter (collectively, the "Loan Documents")



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Michael J. Dubelko
February 11, 1998
Page 3


have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated February 5, 1998, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this letter to any other obligation of Borrower.

     8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises

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Michael J. Dubelko
February 11, 1998
Page 4


and licenses required and all rights to trademarks, trade names, patents and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event, as defined in ERISA, has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

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Michael J. Dubelko
February 11, 1998
Page 5


IV.  CONDITIONS:

     1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this letter is subject to fulfillment to Bank's satisfaction of all of the following conditions:

     (a) DOCUMENTATION. Bank shall have received each of the Loan Documents, duly executed and in form and substance satisfactory to Bank.

     (b) FINANCIAL CONDITION. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

     2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) COMPLIANCE. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this letter and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no default hereunder, and no condition, event or act which with the giving of notice of the passage of time or both would constitute such a default, shall have occurred and be continuing or shall exist.

     (b) DOCUMENTATION. Bank shall have received all additional documents which may be required in connection with such extension of credit.

V.   COVENANTS:

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

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Michael J. Dubelko
February 11, 1998
Page 6


     1. PUNCTUAL PAYMENT. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

     2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and inspect the properties of Borrower.

     3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

     (a) not later than each February 15th, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement, and within 45 days after filing, but in no event later than each February 15th, copies of Borrower's filed federal income tax returns for such year;

     (b) from time to time such other information as Bank may reasonably request.

     4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of a governmental agency applicable to Borrower and/or its business.

     5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.
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Michael J. Dubelko
February 11, 1998
Page 7


     7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event that Borrower is obligated to make such payment.

     8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $100,000.00.

VI.  DEFAULT, REMEDIES:

     1. DEFAULT, REMEDIES. Upon the violation of any term or condition of any of the Loan Documents, or upon the occurrence of any default or defined event of default under any of the Loan Documents: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit extended by Bank to Borrower under any of the Loan Documents and to exercise any or all of the rights of a beneficiary or secured party pursuant to the applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of any such breach or default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

     2. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

Michael J. Dubelko
February 11, 1998
Page 8


VII. MISCELLANEOUS:

     1. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this letter must be in writing delivered to each party at its address first set forth above, or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery;
(b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     2. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fee (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this letter and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     3. SUCCESSORS, ASSIGNMENT. This letter shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith Bank may disclose all documents and information which Bank now has or hereafter may acquire relating to any credit extended by Bank to Borrower, Borrower or its business, or any collateral required hereunder.

Michael J. Dubelko
February 11, 1998
Page 9


     4. ENTIRE AGREEMENT; AMENDMENT. This letter and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to any extension of credit by Bank subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This letter may be amended or modified only in writing signed by each party hereto.

     5. NO THIRD PARTY BENEFICIARIES. This letter is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this letter or any other of the Loan Documents to which it is not a party.

     6. SEVERABILITY OF PROVISIONS. If any provision of this letter shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this letter.

     7. GOVERNING LAW. This letter shall be governed by and construed in accordance with the laws of the State of California.

     8.   ARBITRATION.

     (a) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this letter. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon


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Michael J. Dubelko
February 11, 1998
Page 10


in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated.
Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

     (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

     (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees

Michael J. Dubelko
February 11, 1998
Page 11


and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

     (f) REAL PROPERTY COLLATERAL; JUDICIAL REFERENCE. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure
Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures.

Michael J. Dubelko
February 11, 1998
Page 12


Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

     (g) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     Your acknowledgment of this letter shall constitute acceptance of the foregoing terms and conditions. Bank's commitment to extend any credit to Borrower pursuant to the terms of this letter shall terminate on March 15, 1998, unless this letter is acknowledged by Borrower and returned to Bank on or before that date.


                                      Sincerely,

                                      WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION

                                      By: /s/ KATIE MILLER
                                         -----------------------------------
                                          Katie Miller
                                          Vice President


Acknowledged and accepted as of 2/26/98.
                               -------

/s/ MICHAEL J. DUBELKO
------------------------------
MICHAEL J. DUBELKO

                       STANDBY LETTER OF CREDIT AGREEMENT

In consideration of Wells Fargo Bank, National Association, at the request and for the account of Applicant issuing a standby letter of credit pursuant to the Application for Standby Letter of Credit on the front of this Agreement and pursuant to the terms and conditions of this Agreement, Applicant hereby agrees that the terms and conditions hereinafter set forth shall apply to the Application, to the Credit issued by Wells Fargo pursuant to the Application, to the issuance of the Credit, and to transactions under the Application, the Credit and this Agreement.

     SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth after each term: "Agreement" shall mean this Standby Letter of Credit Agreement as it may be revised or amended from time to time pursuant to its terms. "Applicant" shall mean the person or persons or the entity or entities signing the Application. "Application" shall mean the Application for Standby Letter of Credit on the front of this Agreement and/or an application for amendment of the Credit or any combination of such applications, as the context may require. "Beneficiary" shall mean the person or entity named on the Application as the beneficiary or any person or entity who is the transferee of such beneficiary. "Collateral" shall mean the Property, together with the proceeds of such Property, securing any or all the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with any Letter of Credit Document and/or any Loan Document. "Commission Fee" shall mean the fee, computed at the commission fee rate specified by Wells Fargo, charged by Wells Fargo at the time or times specified by Wells Fargo on the amount of the Credit and on the amount of each increase in the Credit for the time period the Credit is outstanding. "Credit" shall mean an instrument or document titled "Irrevocable Standby Letter of Credit" or "Irrevocable Standby Credit", or an instrument or document whatever it is titled or whether or not it is titled functioning as a standby letter of credit, issued under or pursuant to the Application, and all renewals, extensions and amendments of such instrument or document. "Demand" small mean any draft, electronic or telegraphic transmission or other written demand drawn or made, or purported to be drawn or made, under or in connection with the Credit. "Document" shall mean any instrument, statement, certificate or other document referred to in or related to the Credit or required by the Credit to be presented with any Demand. "Dollars" shall mean the lawful currency at any time for the payment of public or private debts in the United States of America. "Event of Default" shall mean any of the events set forth in Section 13 of this Agreement. "Expiration Date" shall mean the date the Credit expires. "Guarantor" shall mean any person or entity guaranteeing the payment and/or performance of any or all the obligations of Applicant to Wells Fargo under or in connection with any Letter of Credit Document and/or any Loan Document. "Holding Company" shall mean any company or other entity controlling Wells Fargo. "Letter of Credit Document" shall mean this Agreement, the Application, the Credit and each Demand. "Loan Document" shall mean each and any promissory note, credit agreement, loan agreement, security agreement, pledge agreement, guarantee or other agreement or writing signed by Wells Fargo and/or Applicant and/or any Guarantor relating to, evidencing or guaranteeing any loan or other extension of credit made by Wells Fargo to Applicant under or in connection with any Letter of Credit Document. "Negotiation Fee" shall mean the fee, computed at the negotiation fee rate specified by Wells Fargo, charged by Wells Fargo on the amount of each Demand when each Demand is honored. "Payment Office" shall mean such office of Wells Fargo specified by Wells Fargo as the office where reimbursements and other payments under or in connection with any Letter of Credit Documents are to be made by Applicant. "Prime Rate" shall mean the rate of interest most recently announced at Wells Fargo's principal office in San Francisco, California as its Prime Rate, with the understanding that the Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for these loans making references thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. "Property" shall mean all forms of property, whether tangible or intangible, real, personal or mixed. "Rate of Exchange" shall mean Wells Fargo's then current selling rate of exchange in San Francisco, California for sales of currency of payment of any Demand, or of any fees or expenses or other amounts payable under this Agreement, for cable transfer to the country of which such currency is the legal tender. "UCP" shall mean the Uniform Customs and Practice for Documentary Credits, an international Chamber of Commerce publication or any substitution therefor or replacement thereof. "Unpaid and Undrawn Balance" shall mean at any time and from time to time the entire amount which has not been paid by Wells Fargo under the Credit, including, but not limited to, the amount of each Demand on which Wells Fargo has not yet effected payment as well as the amount undrawn under the Credit. "Wells Fargo" shall mean Wells Fargo Bank, National Association, a national banking association.

      SECTION 2. HONORING DEMANDS AND DOCUMENTS. Applicant agrees that Wells Fargo may receive, accept and honor, as complying with the terms of the Credit, any Demand and any Documents accompanying such Demand; provided, however, that (a) such Demand and accompanying Documents appear on their face to comply substantially with the provisions of the Credit, and (b) such Demand and accompanying Documents are, or appear on their face to be, signed or issued by (i) a person or entity authorized under the Credit to draw, sign or issue such Demand and such accompanying Documents, or (ii) an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor in interest by operation of law of any such person or entity.

     SECTION 3. REIMBURSEMENT FOR PAYMENT OF DEMANDS. Applicant agrees to reimburse Wells Fargo for all amounts paid by Wells Fargo on each Demand, including, but not limited to, all amounts paid by Wells Fargo on each Demand to any paying, negotiating or other bank. If in connection with the issuance of the Credit, Wells Fargo agrees to pay any other bank the amount of any payment or negotiation made by such other bank under the Credit upon receipt by Wells Fargo of a cable, telex or other written telecommunication advising Wells Fargo of such payment or negotiation, or authorizes any other bank to debit Wells Fargo's account for the amount of such payment or negotiation, Applicant agrees to reimburse Wells Fargo for all such amounts paid by Wells Fargo, or debited to Wells Fargo's account with such other bank, even if any Demand or Document specified in the Credit fails to arrive in whole or in part or if, upon the arrival of any such Demand or Document, the terms of the Credit have not been complied with or such Demand or Document does not conform to the requirements of the Credit or is not otherwise in order.

     SECTION 4.  FEES AND EXPENSES.  Applicant agrees to pay to Wells Fargo
(a) all Commission Fees, Negotiation Fees, cable fees, amendment fees, non-issuance fees and cancellation fees of, and all out-of-pocket expenses incurred by, Wells Fargo under or in connection with any Letter of Credit Document and (b) all fees and charges of banks other than Wells Fargo under or in connection with any Letter of Credit Document if the Application (i) does not indicate who will pay such fees and charges, (ii) indicates that such fees and charges are to be paid by Applicant, or (iii) indicates that such fees and charges are to be paid by the Beneficiary and the Beneficiary does not, for any reason whatsoever, pay such fees or charges. There shall be no refund of any portion of any Commission Fee in the event the Credit is used, reduced, amended, modified or terminated before its Expiration Date.

     SECTION 5. DEFAULT INTEREST. Unless otherwise specified in any Loan Document or on the Application and agreed to by Wells Fargo, all amounts to be reimbursed by Applicant to Wells Fargo pursuant to Section 3 of this Agreement and all fees and expenses to be paid by Applicant to Wells Fargo pursuant to Section 4 of this Agreement, and all other amounts due from Applicant to Wells Fargo under or in connection with the Letter of Credit Documents, will bear interest (to the extent permitted by law), payable on demand, from the date Wells Fargo paid the amounts to be reimbursed or the date such fees, expenses and other amounts were due until such amounts are reimbursed in full or such fees, expenses and other amounts are paid in full, at that interest rate per annum, calculated for the actual days elapsed in a year of 360 days, which is two percent (2%) above the Prime Rate in effect from time to time.

     SECTION 6. TIME AND METHOD OF REIMBURSEMENT AND PAYMENT. Unless otherwise specified in this Section 6, in any Loan Document or on the Application and agreed to by Wells Fargo, all amounts to be reimbursed by Applicant to Wells Fargo pursuant to Section 3 of this Agreement, all fees and expenses to be paid by Applicant to Wells Fargo pursuant to Section 4 of this Agreement, all interest due to Wells Fargo pursuant to Section 5 of this Agreement, and all other amounts due to Wells Fargo from Applicant under or in connection with the Letter of Credit Documents will be reimbursed or paid at the Payment Office in Dollars in immediately available funds without setoff or counterclaim on demand or, at Wells Fargo's option, by Wells Fargo debiting any of Applicant's accounts with Wells Fargo without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever all of which are hereby expressly waived by Applicant. Such debit will be made (a) at the time each Demand is paid by Wells Fargo or, if earlier, at the time each amount is paid by Wells Fargo to any paying, negotiating or other bank, (b) at the time each fee and expense referenced in
Section 4 of this Agreement is to be paid, (c) at the time interest is due to Wells Fargo pursuant to Section 5 of this Agreement, and (d) at the time each other amount is due under or in connection with the Letter of Credit Documents. If any Demand or any fee, expense, interest or other amount payable under or in connection with the Letter of Credit Documents is payable in a currency other than Dollars, Applicant agrees to reimburse Wells Fargo for all amounts paid by Wells Fargo on such Demand, and/or to pay Wells Fargo all such fees, expenses, interest and other amounts, in one of the three following ways, as determined by Wells Fargo in its sole discretion in each case, (i) at such place as Wells Fargo shall direct, in such other currency, or (ii) at the Payment Office in the Dollar equivalent of the amount of such other currency calculated at the Rate of Exchange on the date determined by Wells Fargo in its sole discretion, or (iii) at the Payment Office in the Dollar equivalent, as determined by Wells Fargo (which determination shall be deemed correct absent manifest errors) of such fees, expenses, interest or other amounts or of the actual cost to Wells Fargo of paying such Demand.

     SECTION 7. AGREEMENTS OF APPLICANT. Applicant agrees that (a) unless otherwise specifically provided in any Loan Document, Wells Fargo shall not be obligated to issue any other letter of credit for the account of Applicant or to make other extensions of credit to Applicant or in any other manner to extend any financial consideration to Applicant; (b) Wells Fargo may, as Wells Fargo deems appropriate, modify or alter and use in the Credit the terminology contained on the Application; (c) Wells Fargo has not given Applicant any legal or other advice with regard to any Letter of Credit Document or Loan Document; (d) if Wells Fargo at any time discusses with Applicant the wording for the Credit, any such discussion will not constitute legal or other advice by Wells Fargo or any representation or warranty of Wells Fargo that any wording or the Credit will satisfy Applicant's needs;
(e) Applicant is responsible for the wording of the Credit, including, but not limited to, any drawing conditions, and will not rely on Wells Fargo in any way in connection with the wording of the Credit or the structuring of any transaction related to the Credit; (f) Applicant and not Wells Fargo is responsible for entering into the contracts relating to the Credit between Applicant and the Beneficiary and for causing the Credit to be issued; (g) unless the Application specifies whether the Documents to be presented with a Demand under the Credit must be sent to Wells Fargo in one parcel or in two parcels or may be sent to Wells Fargo in any number of parcels, Wells Fargo may, if it so desires, make such determination and specify in the Credit whether such Documents must be sent in one parcel or two parcels or may be sent in any number of parcels; (h) Wells Fargo shall not be deemed the agent of Applicant, the Beneficiary or any other user of the Credit, and neither Applicant nor the Beneficiary nor any other user of the Credit shall be deemed an agent of Wells Fargo; (i) Applicant will promptly examine all Documents and the Credit if and when they are delivered to Applicant by Wells Fargo and, in the event of any claim of noncompliance of any Documents or the Credit with Applicant's instructions or the Application, or in the event of any other irregularity, will promptly notify Wells Fargo in writing of such noncompliance or irregularity, Applicant being conclusively deemed to have waived any such claim of noncompliance or irregularity unless such notice is given promptly; (j) all directions and correspondence relating to any Letter of Credit Document are to be sent at the risk of Applicant; (k) if the Credit has a provision concerning the automatic extension of the Expiration Date of the Credit, Wells Fargo may, at its sole option, give notice of nonrenewal of the Credit and if Applicant does not at any time want the Credit to be renewed Applicant will so notify Wells Fargo at least fifteen (15) calendar days before Wells Fargo is to notify the Beneficiary of the Credit or any advising bank of such nonrenewal pursuant to the terms of the Credit; (l) Applicant will not seek to obtain, apply for, or acquiesce in any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting or enjoining Wells Fargo, any of Wells Fargo's correspondents or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or honoring any other obligation under or in connection with the Credit; and (m) except for any of Applicant's obligations which are specifically affected by the actions referred to in subsection (vi) of this Section 7(m), Applicant's obligations under or in connection with each Letter of Credit Document and each Loan Document shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of each such Letter of Credit Document and each such Loan Document under all circumstances whatsoever, including, but not limited to, the following circumstances and the circumstances listed in Section 12(b) through (s) of this Agreement: (i) any lack of validity or enforceability of any Letter of Credit Document, any Loan Document, any Document or any agreement relating to any Letter of Credit Document, any Loan Document, or any Document; (ii) any amendment of or waiver relating to, or any consent to or departure from, any Letter of Credit Document, any Loan Document, or any Document; (iii) any release or substitution at any time of any Property which may be held as Collateral;
(iv) the existence of any claim, set-off, defense or other right which Applicant may have at any time against Wells Fargo or the Beneficiary (or any person or entity for whom the Beneficiary may be acting or any other person or entity, whether under or in connection with any Letter of Credit Document, any Loan Document, any Document or any Property referred to in or related to any Letter of Credit Document, any Loan Document or any Document or under or in connection with any unrelated transaction; (v) any breach of contract or other dispute between or among any two or more of Applicant, Wells Fargo, the Beneficiary, any transferee of the Beneficiary, any person or entity for whom the Beneficiary or any transferee of the Beneficiary may be acting, or any other person or entity; or (vi) any delay, extension of time, renewal, compromise or other indulgence granted or agreed to by Wells Fargo with or without notice to, or approval by, Applicant in respect of any of Applicant's Indebtedness or other obligations to Wells Fargo under or in connection with any Letter of Credit Document or any Loan Document.

  SECTION 8. COMPLIANCE WITH LAWS AND REGULATIONS. Applicant represents and warrants to Wells Fargo that the Application, the Credit and the transactions under the Application and/or the Credit will not contravene any law or regulation of the government of the United States or any state thereof. Applicant agrees (a) to comply with all federal, state and foreign exchange regulations and other government laws and regulations now or hereafter applicable to any Letter of Credit Document, to any payments under or in connection with any Letter of Credit Document, or to each transaction under or in connection with any Letter of Credit Document, and (b) to reimburse Wells Fargo for such amounts as Wells Fargo may be required to expend as a result of such laws or regulations, any change in such laws or regulations or any change in the interpretation of such laws or regulations by any court or administrative or government authority charged with the administration of such laws or regulations.

  SECTION 9. TAXES, RESERVES AND CAPITAL ADEQUACY REQUIREMENTS. In addition to, and notwithstanding, any other provision of any Letter of Credit Document or any Loan Document, in the event that any law, treaty, rule, regulation, guideline, request, order, directive or determination (whether or not having the force of law) of or from any government authority, including, but not limited to, any court, central bank or government regulatory authority, or any change therein or in the interpretation or application thereof, (a) does or shall subject Wells Fargo to any tax of any kind whatsoever with respect to the Letter of Credit Documents or the Loan Documents, or change the basis of taxation of payments to Wells Fargo of any amount payable thereunder (except for changes in the rate of tax on the net income of Wells Fargo); or
(b) does or shall impose, modify or hold applicable any reserve, special deposit assessment, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by, any office of Wells Fargo; or (c) does or shall impose, modify or hold applicable any capital adequacy requirements (whether or not having the force of law); or (d) does or shall impose on Wells Fargo any other condition; and the result of any of the foregoing is (i) to increase the cost to Wells Fargo of issuing or maintaining the Credit or of performing any transaction under any Letter of Credit Document or any Loan Document, or (ii) to reduce any amount receivable by Wells Fargo under any Letter of Credit Document or any Loan Document, or
(iii) to reduce the rate of return on the capital of Wells Fargo or the Holding Company to a level below that which Wells Fargo or the Holding Company could have achieved but for any imposition, modification or application of any capital adequacy requirement (taking into consideration the policy of Wells Fargo or the Holding Company, as the case may be, with respect to capital adequacy), and any such increase or reduction is material (as determined by Wells Fargo in its sole discretion); then, in any such case, Applicant agrees to pay to Wells Fargo such amount or amounts as may be necessary to compensate Wells Fargo or the Holding Company for (1) any such additional cost, (2) any reduction in the amount received by Wells Fargo under any Letter of Credit Document or any Loan Document, or (3) to the extent allocable (as determined by Wells Fargo in its sole discretion) to any Letter of Credit Document or any Loan Document, any reduction in the rate of return on the capital of Wells Fargo or the Holding Company.

  SECTION 10. COLLATERAL. In addition to, and not in substitution for, any Property delivered, conveyed, transferred or assigned to Wells Fargo under any Loan Document as security for any or all of the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with any Letter of Credit Document or any Loan Document, Applicant grants to Wells Fargo a security interest in and to the following Collateral, whether or not any such Collateral is in Wells Fargo's possession or control or in the possession or control of Wells Fargo's agents or correspondents or in transit to, or set apart for, Wells Fargo or any of Wells Fargo's agents or correspondents, until such time as all the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with each Letter of Credit Document and each Loan Document have been fully paid and discharged, all as security for such obligations and liabilities: (a) all the property, claims, demands, right, title and interest of Applicant in and to the balance of every deposit account of Applicant with Wells Fargo now or at any time hereafter existing, and all evidences of such deposit accounts,
(b) all Property belonging to Applicant or in which Applicant may have an interest, now or at any time hereafter delivered, conveyed, transferred, assigned, pledged or paid to Wells Fargo or its agents or correspondents in any manner whatsoever, whether as security or for safekeeping or otherwise, including, but not limited to, any items received for collection or transmission, and the proceeds of such items, whether or not such Property is in whole or in part released to Applicant on trust or bailee receipt or otherwise, and (c) where more than one person or entity is an Applicant, all right, title and interest of each Applicant in and to all the Property which any Applicant may now or hereafter obtain as security for the obligations of the other Applicants or Applicant to such Applicant arising under or in connection with the transaction to which the Credit relates. Further, in addition to, and not in substitution for, any Property delivered, conveyed, transferred or assigned to Wells Fargo under any Loan Document as security for any or all of the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with any Letter of Credit
Document or any Loan Document, Applicant agrees to deliver, convey, transfer and assign to Wells Fargo, on demand, as security, Property of a value and character satisfactory to Wells Fargo (x) if Wells Fargo at any time feels insecure about Applicant's ability or willingness to repay any amounts which Wells Fargo has paid or may pay in the future on any Demand or in honoring any other obligation of Wells Fargo under or in connection with the Credit, or
(y) without limiting the generality of the foregoing subsection (x), if any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, is obtained restraining, prohibiting or enjoining Wells Fargo, any of Wells Fargo's correspondents or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or honoring any other obligation under or in connection with the Credit. Applicant agrees that the receipt by Wells Fargo or any of Wells Fargo's agents or correspondents at any time of any kind of security, including, but not limited to, cash, shall not be deemed a waiver of any of Wells Fargo's rights or powers under this Agreement. Applicant agrees to sign and deliver to Wells Fargo on demand of Wells Fargo all such deeds of trust, security agreements, financing statements and other documents as Wells Fargo shall at any time request which are necessary or desirable (in the sole opinion of Wells Fargo) to grant to Wells Fargo an effective and perfected security interest in and to any or all of the Collateral. Applicant agrees to pay all filing and recording fees related to the perfection of any security interest granted to Wells Fargo in accordance with this Section 10. Applicant hereby agrees that any or all of the Collateral may be held and disposed of by Wells Fargo as provided in this Agreement. Upon any transfer, sale, delivery, surrender or endorsement of any Document or Property which is or was part of the Collateral, Applicant will indemnify and hold Wells Fargo and Wells Fargo's agents and correspondents harmless from and against each and every claim, demand, action or suit which may arise against Wells Fargo or any such agent or correspondent by reason of such transfer, sale delivery, surrender or endorsement.

     SECTION 11. INDEMNIFICATION. Except to the extent caused by Wells Fargo's lack of good faith, and notwithstanding any other provision of this Agreement, Applicant agrees to reimburse and indemnify Wells Fargo for (a) all amounts paid by Wells Fargo to the Beneficiary under or in connection with any guarantee or similar undertaking issued by the Beneficiary to a third party at the request of Applicant, whether such request is communicated directly by Applicant or through Wells Fargo to the Beneficiary, and (b) all damages, losses, liabilities, actions, claims, suits, penalties, judgments, obligations, costs or expenses, of any kind whatsoever and howsoever caused, including, but not limited to, attorneys' fees and interest, paid, suffered or incurred by, or imposed upon, Wells Fargo directly or indirectly arising out of or in connection with (i) any Letter of Credit Document, any Loan Document, any Document or any Property referred to in or related to the Credit; (ii) the issuance of the Credit; (iii) any transfer of the Credit;
(iv) any guarantee or similar undertaking, or any transactions thereunder, issued by the Beneficiary to a third party at the request of Applicant, whether such request is communicated directly by Applicant or through Wells Fargo to the Beneficiary; (v) any communication made by Wells Fargo, on the instructions of Applicant, to the Beneficiary requesting that the Beneficiary issue a guarantee or similar undertaking to a third party or the issuance of any such guarantee or similar undertaking; (vi) the collection of any amounts owed to Wells Fargo by Applicant under or in connection with any Letter of Credit Document or any Loan Document; (vii) the foreclosure against, or other enforcement of, any Collateral; (viii) the protection, exercise or enforcement of Wells Fargo's rights and remedies under or in connection with any Letter of Credit Document or any Loan Document; (ix) any court decrees or orders, including, but not limited to, temporary restraining orders, restraining orders, preliminary injunctions, permanent injunctions or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting or enjoining or seeking to restrain, prohibit or enjoin Wells Fargo, any of Wells Fargo's correspondents or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or honoring any other obligation under or in connection with the Credit; or (x) the Credit being governed by laws or rules other than the UCP in effect on the date the Credit is issued. The indemnity provided in this Section 11 will survive the termination of this Agreement and the expiration or cancellation of the Credit.

     SECTION 12. LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement, neither Wells Fargo nor any of its agents or correspondents will have any liability to Applicant for any action, neglect or omission, if done in good faith, under or in connection with any Letter of Credit Document, Loan Document or the Credit, including, but not limited to, the issuance or any amendment of the Credit, the failure to issue or amend the Credit, or the honoring or dishonoring of any Demand under the Credit, and such good faith action, neglect or omission will bind the Applicant. Notwithstanding any other provision of any Letter of Credit Document, in no event shall Wells Fargo, its officers or directors be liable or responsible, regardless of whether any claim is based on contract or tort, or (a) any special, consequential, indirect or incidental damages, including, but not limited to, lost profits, arising out of or in connection with the issuance of the Credit or any action taken by Wells Fargo in connection with any Letter of Credit Document, any Loan Document or any Document or Property referred to in or related to the Credit; (b) the honoring of any Demand in accordance with any order or directive of any court or government or regulatory body or entity requiring such honor despite any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting or enjoining such honor; (c) the uses which may be made of the Credit; (d) the validity of any purported transfer of the Credit or the identity of any purported transfers of the Beneficiary; (e) any acts or omissions of the Beneficiary or any other user of the Credit; (f) the form, validity, sufficiency, correctness, genuineness or legal effect of any Demand or any Document, or of any signatures or endorsements on any Demand or Document, even if any Demand or any Document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (g) the honoring by Wells Fargo of any Demand when the Demand and any Documents which accompany such Demand appear on their face to comply substantially with the terms of the Credit or dishonor by Wells Fargo of any Demand when the Demand and any Documents which accompany such Demand do not strictly comply on their face with the terms of the Credit; (h) the failure of any Demand or Document to bear any reference or adequate reference to the Credit; (i) the failure of any Document to accompany any Demand; (j) the failure of any person or entity to note the amount of any Demand on the Credit or on any Document; (k) the failure of any person or entity to surrender or take up the Credit; (l) the failure of the Beneficiary to comply with the terms of the Credit or to meet the obligations of the Beneficiary to Applicant; (m) the failure of any person or entity to send or forward Documents if and as required by the terms of the Credit; (n) any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, cable, telegraph, wireless or otherwise, whether or not they are in cipher; (o) any notice of nonrenewal of the Credit sent by Wells Fargo not being received on time by the Beneficiary; (p) any inaccuracies in the translation of any messages, directions or correspondence; (q) the Beneficiary's use of the proceeds of any Demand; (r) the Beneficiary's failure to repay to Wells Fargo or Applicant the proceeds of any Demand if the terms of the Credit require such repayment; (s) any act, error, neglect, default, negligence, gross negligence, omission, willful misconduct, lack of good faith, insolvency or failure in business of any of Wells Fargo's agents or correspondents or of any advising, confirming, negotiating, paying or other bank. The occurrence of any one or more of the contingencies referred to in the preceding sentence shall not affect, impair or prevent the vesting of any of Wells Fargo's rights or powers under this Agreement or any Loan Document or Applicant's obligation to make reimbursement or payment to Wells Fargo under this Agreement or any Loan Document. The provisions of this Section 12 will survive the termination of this Agreement and any Loan Documents and the expiration or cancellation of the Credit.

     SECTION 13. EVENTS OF DEFAULT. Applicant agrees that each of the following shall constitute an Event of Default under this Agreement: (a) Applicant's or any Guarantor's failure to pay any principal, interest, fee or other amount when due under or in connection with any Letter of Credit Document or any Loan Document; (b) Applicant's failure to deliver to Wells Fargo Property of a value and character satisfactory to Wells Fargo at any time Wells Fargo has demanded security from Applicant pursuant to Section 10 of this Agreement; (c) the occurrence and continuance of any default or defined event of default under any Loan Document or any other agreement, document or instrument signed or made by Applicant or any Guarantor in favor of Wells Fargo; (d) Applicant's or any Guarantor's failure to perform or observe any term, covenant or agreement contained in this Agreement or any Loan Document (other than those referred to in subsections (a), (b) and (c) of this Section 13), or the breach of any other obligation owed by Applicant or any Guarantor to Wells Fargo, and any such failure or breach shall be impossible to remedy or shall remain unremedied for thirty (30) calendar days after such failure or breach occurs; (e) any representation, warranty or certification made or furnished by Applicant or any Guarantor under or in connection with any Letter of Credit Document, any Loan Document or any Collateral, or as an inducement to Wells Fargo to enter into any Letter of Credit Document or any Loan Document or to accept any Collateral, shall be materially false, incorrect or incomplete when made; (f) any material provision of this Agreement or any Loan Document shall at any time for any reason cease to be valid and binding on Applicant or any Guarantor, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Applicant or any Guarantor or any government agency or authority, or Applicant or any Guarantor shall deny that it has any or further liability or obligation under this Agreement or any Loan Document;
(g) Applicant's or any Guarantor's failure to pay or perform when due any indebtedness or other obligation of Applicant or such Guarantor to any person or entity other than Wells Fargo if such failure gives the payee of such indebtedness or the beneficiary of the performance of such obligation the right to accelerate the time of payment of such indebtedness or the performance of such obligation; (h) any guarantee of, or any security covering, any indebtedness of Applicant to Wells Fargo arising under or in connection with any Letter of Credit Document or any Loan Document fails to be in full force and effect at any time; (i) any adverse change deemed material by Wells Fargo occurs in the financial condition of Applicant or any Guarantor; (j) Applicant or any Guarantor suspends the transaction of its usual business or is expelled or suspended from any exchange; (k) Applicant or any Guarantor dies or is incapacitated; (l) Applicant or any Guarantor dissolves or liquidates; (m) Applicant or any Guarantor is generally not paying its debts as they become due; (n) Applicant or any Guarantor becomes insolvent, however such insolvency may be evidenced, or makes any general assignment for the benefit of creditors; (o) a petition is filed by or against Applicant or any Guarantor seeking the liquidation or reorganization of Applicant or Guarantor under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or a similar action is brought by or against Applicant or any Guarantor under any federal, state or foreign law; (p) a proceeding is instituted by or against Applicant or any Guarantor for any relief under any bankruptcy, insolvency or other law relating to the relief of debtors, reorganization, readjustment or extension of indebtedness or composition with creditors; (q) a custodian or a receiver is appointed for, or a writ or order of attachment, execution or garnishment is issued, levied or made against, any of the Property or assets of Applicant or any Guarantor; (r) an application is made by any judgment creditor of Applicant or any Guarantor for an order directing Wells Fargo to pay over money or to deliver other Property of Applicant or such Guarantor; or (s) any government authority or any court takes possession of any substantial part of the Property or assets of Applicant or any Guarantor or assumes control over the affairs of Applicant or any Guarantor.

     SECTION 14. REMEDIES. Upon the occurrence and continuance of any Event of Default, all amounts paid by Wells Fargo on any Demand which have not previously been repaid to Wells Fargo, together with all interest on such amounts, and the Unpaid and Undrawn Balance, if any, shall automatically be owing by Applicant to Wells Fargo and shall be due and payable by Applicant on demand. Applicant agrees that upon payment of the Unpaid and Undrawn Balance to Wells Fargo Applicant shall have no further legal or equitable interest therein, and that Wells Fargo will not be required to segregate on its books or records the Unpaid and Undrawn Balance paid by Applicant. After Wells Fargo receives the Unpaid and Undrawn Balance, Wells Fargo agrees to pay to Applicant, upon termination of all of Wells Fargo's liability under the Credit and all the Demands, a sum equal to the amount which has not been drawn under the Credit less all amounts due and owing to Wells Fargo from Applicant under or in connection with the Letter of Credit Documents and the Loan Documents. Further, upon the occurrence and continuance of any Event of Default, Wells Fargo may sell immediately, without demand for payment, advertisement or notice to Applicant, all of which are hereby expressly waived, any and all Collateral, received or to be received, at private sale or public auction or at brokers' board or upon any exchange or otherwise, at Wells Fargo's option, in such parcel or parcels, at such time or times, at such place or places, for such price or prices and upon such terms and conditions as Wells Fargo may deem proper, and Wells Fargo may apply the net proceeds of such sale or sales, together with any deposit balances and any sums credited by or due from Wells Fargo to Applicant in a general account or otherwise, to the payment of any and all obligations and liabilities due to Wells Fargo by Applicant under or in connection with the Letter of Credit Documents and the Loan Documents, all without prejudice to the rights of Wells Fargo against Applicant with respect to any and all such obligations and liabilities which may be or remain unpaid. If any sale pursuant to the preceding sentence be at brokers' board or at public auction or upon any exchange, Wells Fargo may itself be a purchaser at such sale free from any right of redemption, which Applicant hereby expressly waives and releases. All rights and remedies of Wells Fargo existing under the Letter of Credit Documents and the Loan Documents are in addition to, and not exclusive of, any rights or remedies otherwise available to Wells Fargo under applicable law.

     SECTION 15. SETOFF. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default, Wells Fargo is hereby authorized by Applicant at any time or from time to time, without notice to Applicant or to any other person (any such notice being hereby expressly waived by Applicant) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit), whether matured or unmatured, and any other indebtedness at any time held or owing by Wells Fargo to or for the credit or the account of Applicant, against and on account of the obligations and liabilities of Applicant to Wells Fargo under or in connection with any of the Letter of Credit Documents or the Loan Documents, irrespective of whether or not Wells Fargo shall have made any demand for payment of any or all such obligations and liabilities or declared any or all such obligations and liabilities to be due and payable, and although any or all such obligations and liabilities shall be contingent or unmatured.

     SECTION 16. WAIVERS. Applicant agrees that no delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by Wells Fargo under any Letter of Credit Document or any Loan Document from time to time shall impair Wells Fargo's rights or powers under this Agreement or the Application. Wells Fargo shall not be deemed to have waived any of its rights under this Agreement or the Application unless such waiver is in writing signed by an authorized representative of Wells Fargo. No such waiver, unless expressly provided in such waiver, shall be effective as to any transactions which occur subsequent to the date of such waiver, or as to any continuance of any Event of Default after such waiver. No amendment or modification of this Agreement shall be effective unless such amendment or modification is in writing signed by authorized representatives of Wells Fargo and Applicant.

     SECTION 17. AMENDMENTS AND MODIFICATIONS TO THE CREDIT. At the request or with the consent of Applicant, and without affecting the obligations of Applicant under this Agreement, Wells Fargo may, but will not be obligated to, (a) increase the amount of the Credit, (b) extend the time for, and amend or modify the terms and conditions governing, the making and honoring of any Demand or Document or any other terms and conditions of the Credit, or
(c) waive the failure of any Demand or Document to comply with the terms of the Credit. No amendment to, or modification of, the terms of the Credit will become effective if the Beneficiary or any confirming bank objects to such amendment or modification. If the Credit is amended or modified in accordance with this Section 17, Applicant shall be bound by, and obligated under, the provisions of this Agreement with respect to the Credit as so amended or modified and any action taken by Wells Fargo or any advising, confirming, negotiating, paying or other bank in accordance with such amendment or modification.

     SECTION 18. SUCCESSORS AND ASSIGNS. Applicant agrees that the terms and conditions of this Agreement and the Application shall bind the heirs, executors, administrators, successors and assigns of Applicant, and that all rights, benefits and privileges conferred on Wells Fargo under or in connection with each Letter of Credit Document and each Loan Document shall be and hereby are extended to, conferred upon and may be enforced by the successors and assigns of Wells Fargo. Applicant will not assign this Agreement or Applicant's obligations or liabilities under or in connection with any Letter of Credit Document or any Loan Document to any person or entity without the prior written approval of Wells Fargo.

     SECTION 19. GOVERNING LAW. This Agreement and the Application, and the performance by Applicant and Wells Fargo under this Agreement and the Application, shall be governed by and be construed in accordance with the laws of the State of California. Unless Wells Fargo otherwise specifically agrees in writing, the Credit, even if it is not a documentary credit, the opening of the Credit, the performance by Wells Fargo under the Credit, and the performance by the Beneficiary and any advising, confirming, negotiating, paying or other bank under the Credit, shall be governed by and be construed in accordance with the UCP in force on the date of issuance of the Credit.

     SECTION 20. JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against Applicant under or with respect to any Letter of Credit Document may, at Wells Fargo's sole option, be brought in (a) the courts of the State of California, (b) the United States District Courts in California,
(c) the courts of the jurisdiction of Applicant's incorporation or principal office, or (d) the courts of the jurisdiction where the Beneficiary, any advising, confirming, negotiating, paying or other bank, or any other person or entity has brought any suit, action or proceeding against Wells Fargo with respect to the Credit or any Demand, and Applicant hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and waives any other preferential jurisdiction by reason of domicile. Applicant further agrees that it will accept joinder in any suit, action or proceeding brought in any court or jurisdiction against Wells Fargo by the Beneficiary, any advising, confirming, negotiating, paying, or other bank or any other person or entity with respect to the Credit or any Demand. Applicant irrevocably waives trial by jury and any objection, including, but not limited to, any objection of the laying of venue or any objection based on the grounds of FORUM NON CONVENIENS, which Applicant may now or hereafter have to the bringing of any such action or proceeding. Applicant further waives any right to transfer or change the venue of any suit, action or proceeding brought against Applicant by Wells Fargo under or in connection with any Letter of Credit Document. Applicant irrevocably consents to the service of process in any action or proceeding in any court by the mailing of copies thereof by registered or certified mail, postage prepaid, to Applicant at its address specified on the Application or at such other address as Applicant shall have notified to Wells Fargo in writing, such service to be effective ten (10) days after such mailing.

     SECTION 21. JOINT APPLICANTS. If the Application is signed by more than one person or entity, each Applicant agrees that this Agreement and the Application shall be the joint and several agreement of all such Applicants and that all references to Applicant in this Agreement and the Application shall refer to all such Applicants jointly and severally.

     SECTION 22. SEVERABILITY. Any provision of any Letter of Credit Document which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of such Letter of Credit Document and all the other Letter of Credit Documents shall remain valid.

     SECTION 23. HEADINGS. The headings used in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

     SECTION 24. COMPLETE AGREEMENT. This Agreement and the Application contain the entire agreement of Wells Fargo and Applicant with respect to the Credit; provided, however, that such entire agreement will also include any written document or instrument signed by Wells Fargo and/or Applicant and approved by Wells Fargo, which specifically references this Agreement, the Application or the Credit. Except as specifically provided in this Agreement, in the Application or in any written document or instrument referred to in the preceding sentence, no statements or representations not contained in this Agreement, the Application or such written document or instrument shall have any force or effect on this Agreement, the Application or such written document or instrument.